UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 20, 2019
Modine Manufacturing Company
(Exact name of registrant as specified in its charter)

Wisconsin	1-1373	39-0482000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 DeKoven Avenue, Racine, Wisconsin	53403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 636-1200

(Former name or former address, if changed since last report.)	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Information to be Included in the Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On February 20, 2019, the Board of Directors of Modine Manufacturing Company (the “Company”) approved an increase to the number of directors from nine to ten and appointed Eric Ashleman as director. Mr. Ashleman was appointed to the class of directors with terms ending in 2020. His term commenced on February 20, 2019 and continues until his successor is duly elected or until his earlier death, resignation or removal. Mr. Ashleman is a member of the Corporate Governance and Nominating Committee and the Audit Committee.

A copy of the press release announcing Mr. Ashleman’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 20, 2019, the Board of Directors of the Company adopted amendments to the Company’s Bylaws to (I)  increase the age of mandatory retirement from the Board from 70 to 72, and (II) increase the permitted size of the Board of Directors from nine to twelve directors.

Section 3.15 of the Company’s Bylaws is amended to read as follows:

3.15          Retirement.  Each director shall be retired at the close of the term in which he or she attains the age of seventy-two (72) years except that this provision shall not apply to any director who has been exempted from this provision by a resolution passed by a two-thirds vote of the Board of Directors.

Section 3.01 of the Company’s Bylaws is amended to read as follows:

3.01          General Powers; Number and Classification.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, its Board of Directors.  The Articles of Incorporation provide that the Board of Directors shall consist of such number of members as these Bylaws may provide, but not less than seven, nor more than twelve.  No decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

As provided in the Articles of Incorporation, the Board of Directors shall be divided into three classes as nearly equal in number as possible, as determined by the Board of Directors.  The term of office of a director shall be three years.  The classes of directors shall be staggered so that each expires in succeeding years.  At each annual meeting of stockholders, the number of directors equal to the number of the class whose terms expire at the time of such meeting shall be elected to hold office until the third succeeding annual meeting and until their successors shall have been elected.

The foregoing description of the Bylaws is qualified in its entirety by reference to the actual Bylaws, which are filed as Exhibit 3.1 to this Form 8-K and are hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

3.1	Bylaws of Modine Manufacturing Company, as amended, effective February 20, 2019

99.1	Press Release dated February 25, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Modine Manufacturing Company

	By:	/s/ Sylvia A. Stein
Sylvia A. Stein
Vice President, General Counsel & Corporate Secretary

Date: February 26, 2019